UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

405 State Highway 121 Bypass, Building A, Suite 250 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02 (e)

On November 11, 2008 the Compensation Committee of the Board of Directors of U.S. Home Systems, Inc. (the “Company”) awarded the following stock options to the Company’s Chief Executive Officer, Chief Financial Officer and other named executives:

Name and Principal Position	Option Awards [1]	Exercise Price [2]	Expiration Date
Murray H. Gross Chief Executive Officer and Chairman of the Board of Directors	50,000	$1.85	11/11/2018

Peter T. Bulger President and Chief Operating Officer	25,000	$1.85	11/11/2018

Steven L. Gross Executive Vice President and Chief Marketing Officer	15,000	$1.85	11/11/2018

Robert A. DeFronzo Secretary/Treasurer and Chief Financial Officer
	15,000	$1.85	11/11/2018

[1]

The stock options were granted pursuant to the Company’s 2000 Stock Compensation Plan. The options vest 33  1/3% on the grant date (11/11/2008) and 33  1/3% on each grant date anniversary. The options are fully vested on November 11, 2010.

[2]	The exercise price of $1.85 per share was based on the closing price of the Company’s common stock on the Nasdaq Global Market System on November 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 17th day of November, 2008 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
Chairman and Chief Executive Officer